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                              CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT

                                     Between

                           PLAYNET TECHNOLOGIES, INC.



                                       and


                   SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.


                         ------------------------------

                            Dated as of May 20, 1997

                         ------------------------------

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                  CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of May 20,
1997 (this "Agreement"), between PlayNet Technologies, Inc., a Delaware corporation (the "Company"), and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of The British Virgin Islands (the "Purchaser").

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desire to acquire certain of the Company's 10% Convertible Debentures due May 20, 1999, in the form attached hereto as Exhibit A (the "Convertible Debentures").

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1. Certain Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated in this Section 1.1:

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the recitals hereto.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

                  "Closing" shall have the meaning set forth in Section 2.1(b).

                  "Closing Date" shall have the meaning set forth in Section 2.1(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.
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                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $.001 per share.

                  "Company" shall have the meaning set forth in the recitals hereto.

                  "Convertible Debentures" shall have the meaning set forth in the recitals hereto.

                  "Conversion Price" shall have the meaning set forth in the Convertible Debentures.

                  "Disclosure Materials" means, collectively, the SEC Documents, the disclosure package delivered to the Purchaser in connection with the offering by the Company of the Convertible Debentures and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, right of first refusal, charge, security interest or encumbrance of any kind in or on such asset or the revenues or income thereon or therefrom.

                  "Material Adverse Effect" shall have the meaning set forth in
Section 3.1(a).

                  "Original Issue Date" shall have the meaning set forth in the Convertible Debenture.

                  "Per Share Market Value" shall have the meaning set forth in the Convertible Debentures.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Purchase Price" shall have the meaning set forth in Section 2.1(a).

                  "Purchaser" shall have the meaning set forth in the recitals hereto.

                  "Registration Rights Agreement" means the registration rights agreement, dated as of the date hereof, between the Company and the Purchaser, in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

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                  "Required Approvals" shall have the meaning set forth in
Section 3.1(f).

                  "SEC Documents" shall have the meaning set forth in Section 3.1(l).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsequent Financing" shall have the meaning set forth in
Section 4.9.

                  "Subsequent Financing Notice" shall have the meaning set forth in Section 4.9.

                  "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

                  "Trading Day" shall have the meaning set forth in the Convertible Debentures.

                  "Transaction Documents" shall have the meaning set forth in
Section 3.1(a).

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of Convertible Debentures or as payment of interest on account thereof, in each case in accordance with the terms thereof, and upon exercise of the Warrant in accordance with the terms thereof.

                  "Underlying Shares Registration Statement" shall have the meaning set forth in Section 3.1(f).

                  "Warrant" means the Common Stock purchase Warrant, to be issued to the Purchaser on the 121st day after the Closing Date in the event that the Convertible Debentures are not repaid within 120 days after Closing Date pursuant to Section 6(a) of the Convertible Debentures, in the form of Exhibit E as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                                   ARTICLE II

                       PURCHASE OF CONVERTIBLE DEBENTURES

                  Section 2.1. Purchase of Convertible Debentures; Closing.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date an aggregate principal amount of up to $4,000,000 of Convertible Debentures. The "Purchase Price" to be paid to the Company on account of Convertible Debentures shall be equal to 90% of the aggregate principal amount of Convertible Debentures to be purchased in accordance with the terms hereof.



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                  (b) The closing of the purchase and sale of the Convertible
Debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree. The date of the Closing is referred to herein as the "Closing Date".

                  (c) At the Closing, (i) the Company shall deliver to the Purchaser, (A) Convertible Debentures in an aggregate principal amount equal to the amount purchased by it hereunder, registered in the name of the Purchaser, and (B) the legal opinion addressed to it and dated the Closing Date, of Philip Yachmetz, Esq. counsel for the Company, substantially in the form of Exhibit C;
(ii) the Purchaser shall deliver to the Company, the Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing; and (iii) to the party entitled thereto, all documents, instruments and writings required to have been delivered at or prior to Closing by either the Company or the Purchaser pursuant to this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the SEC Documents or in Schedule 3.1(a) (collectively, the "Subsidiaries"). Other than as specifically set forth in Schedule 3.1(a) the Company owns, beneficially and of record, all of the issued and outstanding capital stock of the subsidiaries. Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement or any of the Convertible Debentures, the Warrant or the Registration Rights Agreement (collectively with this Agreement, the "Transaction Documents"), (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole or
(z) adversely impair the


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Company's ability to perform fully on a timely basis its obligations under the
Transaction Documents (a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, including, without limitation, approval thereof by the Company's Board of Directors. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in
Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Convertible Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, whether or not, in each case above, at the option of the Company. To the knowledge of the Company, except as specifically disclosed in the SEC Documents or Schedule 3.1(c), no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock.

                  (d) Issuance of Convertible Debentures, Warrants and Underlying Shares. The Convertible Debentures and Warrant have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment therefor, shall be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The Company has and at all times while the Convertible Debentures and Warrants are outstanding will maintain a reserve of shares of Common Stock to enable it to perform its conversion and other obligations under this Agreement, the Convertible Debentures and obligations under the


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Warrant, which reserve shall be no less than 1,726,409 shares of Common Stock;
provided, however, if the sum of the number of shares of Common Stock issuable
(a) upon conversion in full of the aggregate principal balance of all then outstanding and previously unconverted Convertible Debentures into Common Stock,
(b) as the payment of interest on account of the Convertible Debentures and (c) upon exercise of the Warrant in each case, pursuant to the terms hereof, the Convertible Debentures and the Warrants, as the case may be, exceeds 1,726,409 shares, then the Company shall duly reserve an adequate number of shares of Common Stock for issuance upon the conversion of Convertible Debentures and of payment of dividends on account of Convertible Debentures and provide to the Purchaser a valid resolution of the Company's board of directors authorizing such reservation. When issued in accordance with the terms hereof, and the Convertible Debentures or the Warrants, as the case may be, the Underlying Shares will have been duly authorized, validly issued, fully paid and nonassessable, and free and clear of any Liens.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof) or (ii) subject to obtaining the consents specified in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, loans or credit agreement or other instrument or agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

                  (f) Consents and Approvals. Except as specifically set forth in Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for
(i) the filing of the registration statement covering, among other things, as specified and limited by the terms of the Registration Rights Agreement, the Underlying Shares (the "Underlying Shares Registration Statement") with the Commission and the making of the applicable blue-sky filings under state securities laws, each as contemplated by the Registration Rights Agreement, and
(ii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not, individually or in the aggregate, have or would result in a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 3.1(f), the "Required Approvals").


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
                  (g) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which relates to or challenges the legality, validity or enforceability of the Transaction Documents, or Underlying Shares or which could, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (h) No Default or Violation. Except as set forth on Schedule 3.1(h), neither the Company nor any Subsidiary (i) is, or has been notified that it is, in default under or in violation of any indenture, promissory note loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, in any case of (i) or (iii) above, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (i) Certain Fees. Except for $200,000 payable by the Company to LKB Financial LLC ("LKB") pursuant to a certain Contract of Engagement between the Company and LKB dated as of April 29, 1997 and certain warrants to be issued to LKB, no fees or commissions are or will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby. The Purchaser shall have no obligation with respect to such fees or with respect to any claims made by other Persons for fees of a type contemplated in this Section due in connection with this transaction.

                  (j) Disclosure Materials. The Disclosure Materials (other than the SEC Documents) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (k) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of securities of the Company under circumstances which would require the integration of such offering with the offering of the Convertible Debentures, the Warrant or the Underlying Shares under the Securities Act) which might subject the offering, issuance or sale of the Convertible Debentures, Warrant or the Underlying Shares to the registration requirements of Section 5 of the Securities Act.

                  (l) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing (in which case it has made all such filings in the time required by such extension). As of their respective dates, the SEC Documents complied in all material


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respects with the requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect on the date of the filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specifically indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. The Company last filed audited financial statements with the Commission on February 13, 1997 and the Company has not received any comments from the Commission in respect of such audited financial statements. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended January 31, 1997, there has been no event, occurrence or development that has had, could have or would result in a Material Adverse Effect which is not specifically disclosed in the Disclosure Materials.

                  (m) Form S-3 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  (n) Investment Company. The Company is not and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (o) Exclusivity. The Company shall not issue and sell Convertible Debentures to any Person other than the Purchaser, except with the specific prior written consent of the Purchaser.

                  (p) Listing and Maintenance Requirements Compliance. Other than as specifically listed in Schedule 3.1(p), since September 25, 1995 the Company has not received written notice from the Nasdaq SmallCap Market or any other stock exchange or market on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company has provided to the Purchaser true and complete copies of any notices referenced in Schedule 3.1(p).

                  (q) Use of Proceeds. Approximately $126,000 from the placement of the Convertible Debentures and Warrants are to be used by the Company to pay its obligations under its leases for 152 West 57th Street, New York, New York and for One Maritime Plaza, San Francisco, California. The balance of the net proceeds from the placement of the Convertible Debentures and Warrants shall be used by the Company for working capital and


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general corporate purposes; but may not be used by the Company to pay down or otherwise retire indebtedness.

                  Section 3.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                  (a) Organization; Authority. The Purchaser is a corporation duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Convertible Debentures and Warrants by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by or on behalf of the Purchaser and constitutes the valid and legally binding obligation thereof, enforceable against the Purchaser in accordance with its terms.

                  (b) Investment Intent. The Purchaser is acquiring the Convertible Debentures, Warrants and the Underlying Shares for its own account (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) for investment purposes only and not with a view to or for distributing or reselling such Convertible Debentures, Warrants or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of the Transaction Documents, at all times to sell or otherwise dispose of all or any part of such Convertible Debentures, Warrants or Underlying Shares under an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption or exclusion from such registration.

                  (c) Purchaser Status. At the time the Purchaser (and any account for which it is purchasing) was offered the Convertible Debentures and Warrants, it (and any managed account for which it is purchasing) was, and at the date hereof, it (and any managed account for which it is purchasing) is, and at the Closing Date, it (and any managed account for which it is purchasing) will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Convertible Debentures and Warrants, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Convertible Debentures and Warrants and, at the present time, is able to afford a complete loss of such investment.



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                  (f) Prohibited Transactions. The Convertible Debentures and
Warrants are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (g) Access to Information. The Purchaser has reviewed the SEC Documents and has been afforded the opportunity to ask questions of and receive answers from the Company and its executive officers relating to its investment in the convertible Debentures and Warrants.

                  (h) Reliance. The Purchaser understands and acknowledges that
(i) the Convertible Debentures and Warrants are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchaser makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.


                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

                  Section 4.1. Transfer Restrictions. (a) If the Purchaser should decide to dispose of any portion of the principal amount of the Convertible Debentures or any portion of the Warrant, at the case may be (and upon conversion or exercise thereof as the case may be, any of the Underlying Shares), held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from, or in a transaction that is not subject to, the registration requirements thereof. In connection with any transfer of any portion of the principal amount of the Convertible Debentures, any portion of the Warrant or any Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor of such Convertible Debentures to provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Convertible Debentures or Underlying Shares under the Securities Act.

                  (b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the Convertible Debentures, and Warrant or Underlying Shares:



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                  [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE
         SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] [THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  [FOR CONVERTIBLE DEBENTURES ONLY] THIS CONVERTIBLE DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF MAY 20, 1997, BETWEEN PLAYNET TECHNOLOGIES, INC. (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  The Underlying Shares issuable upon conversion of Convertible Debentures or exercise of the Warrant shall not contain the legend set forth above if the conversion of Convertible Debentures or exercise of the Warrant, as the case may be, occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, at such time that in the opinion of counsel to the Company experienced in the area of United States securities laws determines that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Convertible Debentures, Warrant and the Underlying Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends shall be removed when not required in accordance with this Section 4.1(b). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder or pursuant to applicable law.

                  Section 4.2. Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 4.1.

                  Section 4.3. Furnishing of Information. For so long as the Purchaser owns Convertible Debentures, Warrants or Underlying Shares, the Company covenants to timely file (or obtain valid extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

                  Section 4.4. Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by the Purchaser in connection with resales of Convertible Debentures, the Warrant or Underlying Shares other than pursuant to an effective registration statement but the Company makes no representation or warranty that such Disclosure Schedules are true and accurate after the Closing Date.

                  Section 4.5. Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting the full outstanding principal amount of Convertible Debentures (and paying any accrued but unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrant due to the unavailability of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 14 Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's restated certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least 54,000,000 shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 30th day after delivery of the proxy materials relating to such meeting) and (c) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

                  Section 4.6. Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and continue such qualification at all times until the Purchaser notifies the Company in writing that it no longer owns Convertible Debentures, Warrants or Underlying Shares; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

                  Section 4.7. Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Convertible Debentures, the Warrant or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Convertible Debentures, the Warrant or Underlying Shares to the Purchaser.

                  Section 4.8. Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Convertible Debentures or Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell Convertible Debentures, the Warrant or Underlying Shares by means of any form of general solicitation or advertising.

                  Section 4.9. Right of First Refusal; Subsequent Registrations; Certain Corporate Actions. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities (which shall include debt instruments convertible or exchangeable into shares of Common Stock) at a price which is on the face thereof or implied therein, less than either the market price or fair market value for such securities (a "Subsequent Financing") for a period of 180 days after Closing Date, except (i) the granting of options to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock or debt instruments in each case as and to the extent specifically disclosed in Schedule 3.1(c), and (iii) shares of Common Stock issued upon conversion of Convertible Debentures in accordance herewith and the terms of the Convertible Debentures, (iv) shares of Common Stock issued as part of the purchase price in any merger or acquisition (if stock or assets) conducted by the Company, (v) shares of Common Stock issued under a joint venture or partnership agreement to which the Company is a party and (ii) shares of Common Stock issued as part of a firm commitment underwriting of the Common Stock, unless (A) the Company delivers to the Purchaser a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be affected, and a term sheet or similar document relating thereto shall be attached to such Subsequent Financing Notice and (B) the Purchaser shall not have notified the Company by 5:00 p.m. (Eastern Time) on the tenth Business Day after its receipt of the Subsequent Financing Notice of its willingness to enter into good faith negotiations to provide (or to cause its sole designee to provide) financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If the Purchaser does not notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice. Notwithstanding anything to the contrary contained herein, this Section 4.9(a) shall not apply if the Convertible Debentures are repaid pursuant to Section 6(a) of the Convertible Debenture.

                  (b) Other than Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, without the prior written consent of the Purchaser, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities (which shall include debt instruments convertible into shares of Common Stock) pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Shares Registration Statement is declared effective by the Commission. Any days that the Purchaser is unable to sell Underlying Shares under the Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above. Notwithstanding anything to the contrary contained herein, this Section 4.9(b) shall not apply if the Convertible Debentures are repaid pursuant to Section 6(a) of the Convertible Debenture.

                  (c) As long as the Warrant is or the Convertible Debentures are outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or any outstanding Company indebtedness other than the Underlying Shares; or (iii) enter into any agreement or orally commit with respect to any of the foregoing.

                  Section 4.10. Purchaser Ownership of Common Stock. The Purchaser may not use its ability to convert Convertible Debentures hereunder or under the terms of the Convertible Debentures to the extent that such conversion would result in the Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) more than 4.999% of the outstanding shares of the Common Stock; provided, however, that if ten days shall have elapsed since the Purchaser has declared an event of default under any Transaction Document and such event shall not have been cured to the Purchaser's satisfaction prior to the expiration of such ten-day period, the provisions of this Section 4.10 shall be null and void ab initio.

                  Section 4.11. Listing of Underlying Shares. The Company shall
(a) not later than the 121st day following the Closing Date, prepare and file with the Nasdaq SmallCap Market (and each other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application covering at least 1,726,409 Underlying Shares, (b) take all steps necessary to cause such shares to be approved for listing on such exchanges and markets as soon as possible thereafter, and (c) provide to the Purchaser evidence of such filing and listing, and the Company shall maintain the listing of its Common Stock on such exchange.

                  Section 4.12. Purchaser's Rights if Trading in Common Stock is Suspended or Delisted. If at any time while the Purchaser (or any assignee thereof) owns any Convertible Debentures, the Warrant or any Underlying Shares trading in the shares of the Common Stock is suspended on or delisted from the Nasdaq SmallCap Market or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than three Trading Days, at the Purchaser's option exercisable by five Business Days prior written notice to the Company, the Company shall repay the entire principal amount of then outstanding Convertible Debentures and redeem all then outstanding Underlying Shares then held by the Purchaser, at an aggregate purchase price equal to the sum of (I) the aggregate outstanding principal amount of Convertible Debentures then held by the Purchaser multiplied by (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the repurchase price calculated under this
Section 4.12, whichever is greater, divided by (2) the Conversion Price on the date of the repurchase notice, (II) the aggregate of all accrued but unpaid interest and other non-principal amounts then payable in respect of all Convertible Debentures to be repaid, (III) the number of Underlying Shares then held by such Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the repurchase price calculated under this Section 4.12, whichever is greater, and (IV) interest on the amounts set forth in I - III above accruing from the 5th day after such notice until the repurchase price under this Section 4.12 is paid in full at the rate of 15% per annum.

                  Section 4.13. No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if any repurchase or redemption of Convertible Debentures or Underlying Shares otherwise required under the Transaction Documents would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that, interest payable by the Company with respect to any such repurchase or redemption shall continue to accrue in accordance with Section 4.12 during any such period.

                  Section 4.14. Repayment Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any repurchase of Convertible Debentures or redemption of Underlying Shares otherwise required under this Agreement would be prohibited in the absence of consent from any lender of the Company or of any Subsidiary, or by the holders of any class of securities or instruments of debt issued by the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such repurchase or redemption shall continue to accrue in accordance with Section 4.12 until such consent is obtained. Nothing contained in this Section shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

                  Section 4.15. Notice of Breaches. Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which could reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein or therein to be incorrect or breached as of such Closing Date. However, no disclosure by any party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement. Neither the Company, any Subsidiary nor the Purchaser will take, or agree to commit to take, any action that is intended to make any representation or warranty of the Company or the Purchaser, as the case may be, contained herein or in the Registration Rights Agreement inaccurate in any respect at the Closing Date.

                  Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender or by any holder of any class of securities or instrument of debt issued by of the Company to the effect that the consummation of the transactions contemplated by any of the Transaction Documents violates or would violate any written agreement or understanding between such lender or such holder and the Company, and the Company shall promptly furnish by facsimile to the holders of the Convertible Debentures a copy of any written statement in support of or relating to such claim or notice.

                  Section 4.16. Conversion Procedures. Exhibit D attached hereto sets forth the procedures with respect to the conversion of the Convertible Debentures, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise their right of conversion smoothly and expeditiously.

                  Section 4.17. Conversion Obligations of the Company. The Company covenants to honor any and all conversion notices delivered in respect of Convertible Debenture and any and all exercise notices delivered in respect of the Warrant and in each case, to deliver Underlying Shares in accordance with the terms and conditions and time periods set forth in the Convertible Debentures and Warrant in respect thereof.

                  Section 4.18. The Warrants. In connection with the Closing, the Company shall issue to the Purchase on the 121st day after the Closing Date, in the event that the Convertible Debentures are not repaid pursuant to Section 6.1(a) of the Convertible Debentures, a common stock purchase Warrant, in the form of Exhibit E, pursuant to which the Purchaser shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof, to acquire up to 800,00 shares of Common Stock at an exercise price equal to $5.25.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Convertible Debentures (and upon conversion thereof, the Underlying Shares) and Warrants pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

                  Section 5.2. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the Convertible Debentures, the Warrant, the Registration Rights Agreement and the Side Agreement between the Company and the Purchaser dated the date hereof (together with the respective Exhibits and Schedules thereto) contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  Section 5.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given.

        If to the Company:       PlayNet Technologies, Inc.
                                 152 West 57th Street
                                 New York, NY  10019
                                 Facsimile No.: (212) 586-1652
                                 Attn:  Schmuel Cohen

           With copies to:       Philip K. Yachmetz
                                 Attorney At Law
                                 7 North Koewing Place
                                 West Orange, NJ 07052-9333
                                 Facsimile No.: (201) 243-9333

        If to the Purchaser       Southbrook International Investments, Ltd.
                                  c/o Trippoak Advisors, Inc.
                                  630 Fifth Avenue, Suite 2000
                                  New York, NY  10111
                                  Facsimile No.:  (212) 332-3256
                                  Attn:  Robert Miller

            With copies to:       Robinson Silverman Pearce Aronsohn &
                                        Berman LLP
                                  1290 Avenue of the Americas
                                  New York, NY  10104
                                  Facsimile No.:  (212) 541-4630
                                  Attn:  Eric L. Cohen

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  Section 5.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 5.5. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that the Purchaser may assign its rights hereunder and under the Transaction Documents to an Affiliate thereof or to a managed account of such Affiliate without the consent of the Company, provided, that such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 3.2 herein. This provision shall not limit the Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

                  Section 5.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  Section 5.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                  Section 5.9. Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article V shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Convertible Debentures pr exercise of the Warrant hereunder.

                  Section 5.10. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  Section 5.11. Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                  Section 5.12. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  Section 5.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under the Transaction Documents and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Convertible Debentures and the Underlying Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.



                                   Company:

                                   PLAYNET TECHNOLOGIES, INC.


                                   By: ____________________________________
                                       Name:   Glenn P. Sblendorio
                                       Title:  Executive Vice President



                                   Purchaser:

                                   SOUTHBROOK INTERNATIONAL
                                      INVESTMENTS, LTD




                                   By: ____________________________________
                                       Name:   Kenneth L. Henderson
                                       Title:  Assistant Secretary

                                 Schedule 3.1(a)

                [To be provided by Company prior to the Closing]

                                 Schedule 3.1(c)

                [To be provided by Company prior to the Closing]

                                 Schedule 3.1(f)

                [To be provided by Company prior to the Closing]

         NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE DEBENTURE STOCK PURCHASE AGREEMENT, DATED AS OF MAY 20, 1997, BETWEEN PLAYNET TECHNOLOGIES, INC. (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

No. 38                                                          U.S. $100,000.00

                           PLAYNET TECHNOLOGIES, INC.
                   10% CONVERTIBLE DEBENTURE DUE MAY 21, 1999

         THIS DEBENTURE is one of a duly authorized issue of debentures of Playnet Technologies, Inc., a Delaware corporation, having a principal place of business at 152 West 57th Street, 29th Floor, New York, New York 10019 (the "Company"), designated as its 10% Convertible Debentures, due May 21, 1999 (the "Debentures"), in an aggregate principal amount of up to $4,000,000.

         FOR VALUE RECEIVED, the Company promises to pay to Southbrook International Investments, Ltd., or registered assigns (the "Holder"), the principal sum of One Hundred Thousand Dollars (U.S. $100,000.00), on or prior to May 21, 1999 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 10% per annum, payable quarterly on each March 31, June 30, September 31 and December 31, commencing September 31, 1997, unless earlier paid upon conversion as provided hereunder or on the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 7) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the

"Debenture Register") on the interest payment date, Conversion Date (as defined below) or the Maturity Date, as the case may be; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement, dated as of May 20, 1997, as amended from time to time (the "Purchase Agreement"), executed by the original Holder. All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 15% per annum from the day of the interest payment date, conversion hereunder or the Maturity Date or earlier date on which this Debenture is accelerated through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due hereunder may, at the Company's option, be paid in shares of Common Stock (as defined in Section 7) calculated based upon the average Per Share Market Value for the five (5) Trading Days immediately preceding the interest payment date, the Conversion Date or Maturity Date, as the case may be. All amounts due hereunder other than interest shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock; (ii) the shares of Common Stock to be issued in respect of interest hereunder are not registered for resale pursuant to an effective registration statement that names the recipient of such interest shares as a selling stockholder thereunder or may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Holder, in form and substance acceptable to the holder; (iii) the shares of Common Stock to be issued in respect of such interest are not listed on the Nasdaq SmallCap Market (or the American Stock Exchange, Nasdaq National Market or The New York Stock Exchange), and any other exchange on which the Common Stock is then listed for trading; or (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

         This Debenture is subject to the following additional provisions:

                  Section 1. The Debentures are issuable in denominations of One Hundred Thousand Dollars ($100,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000). No service charge will be made for such registration of transfer or exchange.

                  Section 2. In the event any interest or principal due hereunder is subject to any withholding tax under the income tax or other applicable laws of the United States, the Company will pay to the Holder, in addition to the payments otherwise due hereunder, such additional amount as is necessary to provide that the net amount actually received by the Holder (free and clear of any such withholding tax, whether assessed against the Company or the Holder) will equal the full amount the Holder would have received had such withholding tax not been assessed.

                  Section 3. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Securities Act and to an Affiliate of the Holder (as defined in the Purchase Agreement) or to a managed account of such Holder or Affiliate of the Holder. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  Section 4. Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (a) any default in the payment of the principal of or interest on this Debenture two days after the same shall become due and payable on the Conversion Date or the Maturity Date or by acceleration or otherwise;

                  (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement or the Registration Rights Agreement, dated as of May 20, 1997, between the Company and the original Holder (the "Registration Rights Agreement"), and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;

                  (c) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                  (d) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, other than those disclosed in Schedule 3.1(h) to the Purchase Agreement,;

                  (e) the Common Stock shall be delisted from the Nasdaq SmallCap Market or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon without being relisted or having such suspension lifted, as the case may be, within five days; or

                  (f) the Company shall be a party to any merger or consolidation pursuant to which the Company shall not be the surviving entity or shall dispose of all or substantially all of its assets in one or more transactions, or shall redeem more than a de minimis amount of Junior Securities.

                  (g) use of the registration statement contemplated by the Registration Rights Agreement is blacked out for more than 30 days in any 12-month period.

If during the time that any portion of this Debenture remains outstanding, any Event of Default occurs and is continuing, and in every such case, then the Holder may, by notice to the Company, declare the full principal amount of this Debenture, together with all accrued but unpaid interest and other amounts owing hereunder, to the date of acceleration, to be, plus the "Adjustment Amount" (as defined Section 7) whereupon the same shall become, immediately due and payable in cash (notwithstanding anything herein contained to the contrary) without presentment, demand, protest or other notice of any kind, all of which are waived by the

Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  Section 5. Conversion.

                  (a) (i) This Debenture shall be convertible into shares of the Common Stock (subject to reduction pursuant to Section 5(a)(ii) below and Section 4.10 of the Purchase Agreement) at the option of the Holder in whole or in part at any time and from time to time after the 120th day after the Original Issue Date and prior to the close of business on the Maturity Date. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"). Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(h). Subject to Sections 5(a)(ii) and 5(b) hereof and Section 4.10 of the Purchase Agreement, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a new Debenture for such principal amount as have not been converted. As a bonus for refraining from converting Debentures hereunder, commencing on the 181st day after the Original Issue Date and for each complete 30-day period thereafter, the Company shall pay to the Holder a bonus, in cash, equal to .75% of the aggregate principal amount of Debentures that have not been tendered for conversion prior to such date, except that after the 361st day after the Original Issue Date, at the Company's option, each such bonus accrued thereafter may be paid in shares of Common Stock calculated based upon the average Per Share Market Value for the five (5) Trading Days immediately preceding the such bonus payment date. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of the Common Stock in payment of such bonus if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay such bonus hereunder in shares of Common Stock; (ii) the shares of Common Stock to be issued in respect of such bonus hereunder are not registered for resale pursuant to an effective registration statement that names the recipient of such interest shares as a selling stockholder thereunder or may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act as determined by counsel to the Company pursuant to a written opinion letter, addressed to the holder, in form and substance acceptable to the holder; (iii) the shares of Common Stock to be issued in respect of such interest are not listed on the Nasdaq SmallCap Market (or the American Stock Exchange, Nasdaq National Market or The New York Stock Exchange), and any other exchange on which the Common Stock is then listed for trading; or (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock.

                           (ii) Certain Regulatory Approval. If on the
Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the Nasdaq National Market or the American Stock Exchange or, if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof) to the Nasdaq SmallCap Market and the Common Stock is then listed for trading on the Nasdaq SmallCap Market (B) the Conversion Price then in effect is such that the aggregate number of shares of the Common Stock that would then be issuable upon conversion of the entire outstanding principal amount of Debentures, together with any shares of the Common Stock previously issued upon conversion of Debentures and in respect of payment of interest hereunder, and any shares of Common Stock issued upon exchange of the Class B Preferred Stock and in payment of dividends in respect thereof would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained the Stockholder Approval (as defined below), then the Company shall issue to the Holder requesting such conversion the Issuable Maximum and, with respect to any shares of the Common Stock that otherwise would have been issuable to such holder in respect of the Conversion Notice at issue or in respect of payment of interest hereunder in excess of the Issuable Maximum, the Holder shall have the option to require the Company to either (1) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Stockholder Approval or (2) repay, from funds legally available therefor at the time of such repayment, the balance of the principal amount of the Debentures subject to such Conversion Notice and the remaining aggregate principal amount of Debentures then outstanding and held by such Holder at a price equal to the principal amount of Debentures then outstanding and held by such Holder multiplied by the product of
(i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such repayment price, whichever is greater, divided by (ii) the Conversion Price calculated on the Conversion Date; provided, however, that if the Holder has requested that the Company obtain Stockholder Approval under paragraph (1) above and the Company fails for any reason to obtain such Stockholder Approval within the time period set forth in (1) above, the Company shall be obligated to repay Debentures in accordance with the provisions of paragraph (2) above, and in such case the interest contemplated by the immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the Holder has requested that the Company repay Debentures pursuant to this Section and the Company fails for any reason to pay the repayment price under (2) above within seven days after the Conversion Date, the Company will pay interest on such repayment price at a rate of 15% per annum to the converting Holder, accruing from the Conversion Date until the repayment price plus any accrued interest thereon is paid in full. The entire repayment price, including interest thereon, shall be paid in cash. "Stockholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the stockholders of the Company held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of the Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Debentures into the Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market or Rule 713 of the American Stock Exchange (or any successor or replacement provision thereof), as applicable.

                  (b) Not later than three Trading Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1(b) of the Purchase Agreement) representing the number of shares of the Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 5(a)(ii) hereof and Section
4.10 of the Purchase Agreement), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted; (iii) a bank check in the amount of all accrued and unpaid interest (if the Company has elected to pay accrued interest in cash), together with all other amounts then due and payable in accordance with the terms hereof, in respect of Debentures tendered for conversion and (iv) if the Company has elected to pay accrued interest in shares of the Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by law), representing such number of shares of the Common Stock as equals such interest divided by the average Per Share Market Value for the five trading Days immediately preceding the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures, until Debentures are either delivered for conversion to the Company or any transfer agent for the Debentures or the Common Stock, or the Holder notifies the Company that such Debenture has been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, use its reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions so long as the Company's transfer agent uses this practice. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debentures tendered for conversion. Furthermore, if the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, prior to the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $500 for each $100,000 of the aggregate principal amount of Debentures then held by the Holder for each day after such third Trading Day until the tenth day after the

Conversion Date and $1,000 for each $100,000 of the aggregate principal amount of Debentures then held by the Holder for each day after such tenth day until such certificates are delivered. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 20th day after the Conversion Date, the Company shall, at the Holder's option (i) repay, from funds legally available therefor at the time of such repayment, the aggregate of the principal amount of Debentures then held by such Holder, as requested by such Holder, and (ii) pay all accrued but unpaid interest on account of the Debentures for which the Company shall have failed to issue the Common Stock certificates hereunder, in cash. The repayment price shall be equal to the sum of (A) the aggregate of all accrued but unpaid interest and other non-principal amounts then payable in respect of all Debentures to be repaid hereunder and for which repayment hereunder is demanded, plus (B) the aggregate of the principal amount of Debentures then held by such Holder multiplied by (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such repayment price, whichever is greater, divided by, (2) the Conversion Price calculated on the Conversion Date. If the Holder has requested that the Company repay Debentures pursuant to this Section and the Company fails for any reason to pay the repayment price within seven days after such notice is deemed delivered pursuant to Section 5(h), the Company will pay interest on the repayment price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the repayment price and any accrued interest thereon is paid in full.

                  (c) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) 95% of the average Per Share Market Value for the ten (10) Trading Days immediately preceding the Conversion Date or (b) the average of the five (5) lowest Per Share Market Values for the ninety (90) Trading Days immediately preceding the Conversion Date; provided that, (a) if the registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Debentures and payment of interest thereunder and naming the Holder as a Selling Stockholder thereunder (the "Underlying Shares Registration Statement") is not filed on or prior to the 121st day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed" or is not subject to further review or comment, or (c) if such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission within 10 Business Days (as defined in Section 7), or (d) if trading in the Common Stock shall be suspended for any reason for more than three Trading Days, or (e) if the conversion rights of the Holders of Debentures hereunder are suspended for any reason (any such failure being referred to as an "Event," and for purposes of clauses (a) and (e) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) days period is exceeded, or for purposes of clause (e) the date which such 10 Business Day-period is exceeded, or for purposes of clause (d) the date on which such three Trading Day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 2% each month (i.e., 2% decrease as of the Event Date and 4% as of the one-month anniversary of the Event Date) until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured. Commencing the second month anniversary after the Event Date, at the option of each Holder for each applicable monthly period either (a) the Company shall pay to the Holders 2% of the product of the principal amount of outstanding Debentures (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of Debentures then outstanding), in cash or (b) the Conversion Price shall be decreased by 2% for each additional such month (to be effective in full on the monthly applicable Event Date) as liquidated damages, and not as a penalty on the first day of each monthly anniversary of the Event Date in either case until such time as the applicable Event is cured. Furthermore, if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 180th day after the Original Issue Date, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, 2% per 30-day period, of the product of the principal amount of outstanding Debentures for each 30-day period commencing on the 181st day after the Original Issue Date, until the earlier to occur of the 240th day after the Original Issue Date and such time as the Underlying Shares Registration Statement is declared effective by the Commission. Commencing on the 241st day after the Original Issue Date, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, 3% per 30-day period, of the product of the principal amount of outstanding Debentures for each 30-day period until the earlier to occur of the 300th day after the Original Issue Date and such time as the Underlying Shares Registration Statement is declared effective by the Commission. Commencing 300 days after the Original Issue Date, the Conversion Price shall be decreased by 1% each 30 days (i.e., 1% decrease as of the 301st day after the Original Issue Date and 2% as of the 331st day after the Original Issue Date) until the date the Underlying Shares Registration Statement is declared effective by the Commission, up to a maximum discount of 20%. Any decrease in the Conversion Price pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement. Notwithstanding anything to the contrary set forth herein, the Company may not, without the prior written consent of the Holders, pay liquidated damages hereunder in cash unless it shall have received the prior written consent of all lenders, debt holders or holders of any class of securities of the Company or its Affiliates that have the right to require such consent or to subordinate any such cash payment, which consent shall provide that the payment by the Company of any such liquidated damages hereunder (and the retention of such sum by the receiving Holder) is not subject to any applicable subordination rights of such lender or holders of such class of securities.

                           (ii) If the Company, at any time while any Debentures
are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as defined in Section 7) payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Company, at any time while any
Debentures are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iv) If the Company, at any time while Debentures are
outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (v) All calculations under this Section 5 shall be
made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (vi) Whenever the Initial Conversion Price is
adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each holder of Debentures, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (vii) In case of any reclassification of the Common
Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued by unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to repay, from funds legally available therefor at the time of such repayment, all of its Debentures at a price equal to the sum of (i) the aggregate of the principal amount of Debentures then held by the Holder multiplied by (a) the average Per Share Market Value for the five
(5) Trading Days immediately preceding (1) the effective date of the reclassification or share exchange triggering such repayment right or (2) the date of payment in full by the Company of the repayment price hereunder, whichever is greater, divided by (b) the Conversion Price calculated on such effective date, plus (ii) the aggregate of all accrued by unpaid interest and other amounts then payable in respect of all Debentures to be repaid hereunder. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(b). The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion following such event. This provision shall similarly apply to successive reclassifications or share exchanges.

                           (viii) If:

                                  A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                                  B.  the Company shall declare a special
                                      nonrecurring cash dividend on or a
                                      redemption of its Common Stock; or

                                  C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                                  D.  the approval of any stockholders of the
                                      Company shall be required in connection
                                      with any reclassification of the Common
                                      Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                                  E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

                  (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might be reasonably expected to materially and adversely affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Holders of majority in interest of the Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, freely tradeable.

                  (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (g) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 152 West 57th Street, 29th Floor, New York, New York 10019 (facsimile number
(212) 586-1652), attention Chief Executive Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern
Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6. Repayments.

                  (a) The Company shall have the right, exercisable at any time prior to the 120th day after the Original Issue Date upon prior written notice to the Holder to repay, from funds legally available therefor at the time of such repayment, all of the outstanding aggregate principal amount of Debentures at a repayment price equal to the sum of (i) 100% of the outstanding principal amount of the Debentures, (ii) the aggregate of all accrued but unpaid interest and other amounts owing in respect of the Debentures to be repaid and (iii) $6,666.66 for each day commencing on the 31st day and ending on the 121st day after the Original Issue Date that the Company does not exercise the repayment right set forth in this Section 6(a) and pay such repayment amount to the Holders, until such repayment price is delivered to the Holder pursuant to this Section 6(a). The entire repayment price shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company shall not have the right to repay the Debenture pursuant to this Section 6(a) if repayment of the Debenture is required pursuant to another section of this Debenture or pursuant to the Purchase Agreement.

                  (b) The Company shall have the right, exercisable at any time upon 10 Trading Days notice to the Holder of the Debentures given at any time after the one-year anniversary of the Original Issue Date to repay, from funds legally available therefor at the time of such repayment, all or any portion of the outstanding principal amount of the Debentures which have not previously been converted or repaid, at a price equal to the sum of 110% of the aggregate principal amount of Debentures to be repaid plus the aggregate of all accrued but unpaid interest and other amounts owing in respect of the Debentures to be repaid. The entire repayment price shall be paid in cash. Holders of the Debentures may convert the Debentures, including the Debentures subject to a repayment notice given under this Section, during the period from the date of such repayment notice through the 9th Trading Day thereafter. Notwithstanding anything to the contrary contained herein, the Company shall not have the right to repay the Debenture pursuant to this Section 6(b) if repayment of the Debenture is required pursuant to another section of this Debenture or pursuant to the Purchase Agreement.

                  (c) If any portion of the applicable repayment price under Sections 6(a) or 6(b) shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the repayment price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such repayment price remains unpaid for more than 7 calendar days after the date due, the Holder of the Debentures subject to such repayment may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all Debentures for which such repayment price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Repayment Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such repayment price was originally due and the Per Share Market Price as of the Holder's written demand for conversion, or (ii) invalidate ab initio such repayment, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of the Common Stock issuable upon conversion of the Unpaid Repayment Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of holder's notice of such election, return to the holder all of the Unpaid Repayment Shares. Notwithstanding anything to the contrary contained herein, the Company may not, without the written consent of the holder, repay Debentures unless both the payment thereof and the retention of such paid cash by the holder is consented to in writing free of any subordination prior thereto by all lenders or holders of any indebtedness or class of securities of the Company who have the right to consent to or force the subordination of such payment.

                  Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Adjustment Amount" is equal to (i) the aggregate principal amount of Debentures then outstanding multiplied by (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the applicable Trigger Date or (2) the date of payment of all amounts due as a result of such Event of Default, whichever is greater, divided by (B) the Conversion Price with respect to the aggregate principal amount of Debentures then outstanding calculated on the applicable Trigger Date, MINUS (ii) the aggregate principal amount of Debentures then outstanding, plus all accrued and unpaid interest thereon, and all other amounts due, except for those referred to in (i) above pursuant to the terms hereof.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Common Stock" means the Company's common stock, $.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Junior Securities" means the Common Stock and all other equity securities of the Company and all other debt that is subordinated to the Debentures by its terms.

                  "Original Issue Date" shall mean the date of the first issuance of any Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap Market or other stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq SmallCap Market or any stock exchange or quotation system, the closing bid price for a share of the Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the

"Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated May 20, 1997, between the Company and the original holder of Debentures.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the American Stock Exchange or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  "Trigger Date" shall mean, (i) with respect to an Event of Default caused by an event described in Section 4(a), the date the payment of principal or interest at issue was due, (ii) with respect to an Event of Default caused by an event described in Section 4(b), the date specified in any other provision of this Debenture, the Purchase Agreement, the Class B Exchange Agreement or the Registration Rights Agreement that require repayment of the outstanding principal amount of this Debenture as a result of an event so contemplated, if not, the date such event becomes an Event of Default pursuant to Section 4(b), and (iii) with respect to an Event of Default caused by an event described in Section 4(c), (d), (e) and (f), the date of such event becomes an Event of Default pursuant to such Sections.

                  "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement.

                  Section 8. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only prepay the outstanding principal amount on the Debentures in accordance with Section 6 hereof.

                  Section 9. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                  Section 10. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                  Section 11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof.

                  Section 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                    PLAYNET TECHNOLOGIES, INC.



                                    By:________________________________
                                       Name:
                                       Title:

Attest:



By:___________________________
   Name:
   Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert Debenture No. 40 into shares of Common Stock, par value $.001 per share (the "Common Stock"), of PlayNet Technologies, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                               ________________________________________________
                               Date to Effect Conversion


                               ________________________________________________
                               Principal Amount of Debentures to be Converted


                               ________________________________________________
                               Number of shares of Common Stock to be Issued


                               ________________________________________________
                               Applicable Conversion Price


                               ________________________________________________
                               Signature

                               ________________________________________________
                               Name


                               ________________________________________________
                               Address



The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, if the Company determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, the Company shall convert up to an amount equal to 4.9% of the outstanding shares of Common Stock and issue to the holder one or more certificates representing Debentures which have not been converted as a result of this provision.

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is made and entered into as of May 20, 1997, by and among PlayNet Technologies, Inc., a Delaware corporation (the "Company"), and Southbrook International Investments Ltd., a corporation organized under the laws of the British Virgin Islands (the "Purchaser").

                  This Agreement is made pursuant to the Convertible Debenture Purchase Agreement, dated as of the date hereof between the Company and the Purchaser (the "Purchase Agreement").

                  The Company and the Purchaser hereby agree as follows:

         1.       Definitions

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have meaning set forth in Section 3(o).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

                  "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $.001 per share.

                  "Debentures" mean the 10% Convertible Debentures purchased by the Purchasers pursuant to the Purchase Agreement.

                  "Effectiveness Date" means the 181st day following the Closing Date.

                  "Effectiveness Period" shall have the meaning set forth in
Section 2(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means the 121st day following the Closing Date.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "Indemnified Party" shall have the meaning set forth in
Section 5(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 5(c).

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "New York Courts" shall have the meaning set forth in Section 7(h).

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Registrable Securities" means the shares of Common Stock issuable (a) upon conversion of all Debentures (b) upon payment of interest in respect of the Debentures and (c) upon exercise of the Common Stock purchase warrants issued by the Company to the Purchaser in connection with the transactions contemplated by the Purchase Agreement; provided, however that in order to account for the fact that the number of shares of Common

Stock that are issuable upon conversion of Debentures is determined in part upon the market price of the Common Stock at the time of conversion, Registrable Securities shall include (but not be limited to) a number of shares of Common Stock equal to no less than the sum of (1) two times the number of shares of Common Stock issuable upon conversion in full of the Debentures, assuming such conversion occurred on the Closing Date, (2) the number of shares of Common Stock issuable upon conversion in full of the warrants described above, and (3) any shares of Common Stock issuable in payment of interest accrued on the Debentures. Notwithstanding anything herein contained to the contrary, if the actual number of shares of Common Stock issuable upon conversion in full of the Debentures at any time exceeds twice the number of shares of Common Stock issuable if such conversion occurred on the Closing Date, the term "Registrable Securities" shall be deemed to include two times the number of such additional shares of Common Stock and the Company shall promptly, but in any case within 15 days of notice of such fact, file one or more additional Registration Statements covering two times the number of such additional shares of Common Stock. The Company shall use its best efforts to cause such additional Registration Statements to be declared effective as promptly as possible.

                  "Registration Statement" means the registration statement contemplated by Section 2(a) (and any additional Registration Statements contemplated in the definition of Registrable Securities), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means any one special counsel to all of the Holders, for which the Holders will be reimbursed by the Company pursuant to
Section 4.

                  "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

         2.       Shelf Registration

                  (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if otherwise directed by the Holders in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders to such effect (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

                  (b) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an Underwritten Offering. In such event, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

                  (c) If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering. No Holder may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

         3.       Registration Procedures

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission on or prior to the Filing Date a Registration Statement on Form S-3 (or such other form if directed by the Holders in connection with an Underwritten Offering hereunder) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object within five (5) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to all Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one
(1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly (and in any event within two days of its receipt thereof) deliver to the Purchaser true and complete copies of all correspondence it receives from and all correspondence it sends to the Commission (provided such correspondence will not place the Purchaser in the possession of material non-public information regarding the Company) in respect of a Registration Statement, including without limitation all comment or "no review" letters of the Commission in response to the filing of a Registration Statement, any stop or suspension orders with respect to a Registration Statement, and any letter declaring a Registration Statement effective.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) If requested by any managing underwriter or the Holders of a majority of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law.

                  (f) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all reasonable other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two Business Days prior to any sale of Registrable Securities.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq SmallCap Market and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

                  (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 6 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  (m) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

                  (n) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or end shorter periods as is consistent with the requirements of Rule 158.

                  (o) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

                  The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Purchaser covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) the Purchaser and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by
Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  4.       Registration Expenses

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq SmallCap Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and
(B) in compliance with
state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 3(l)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

                  (b) In connection with the Registration Statement, the Company shall reimburse the Holders for the reasonable fees and disbursements of one firm of attorneys chosen by the Holders of a majority of the Registrable Securities.

         5.       Indemnification

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6.       Rule 144

                  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         7.       Miscellaneous

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Except as and to the extent specifically set forth in Schedule 7(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in
Schedule 7(b) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Except as and to the extent specifically set forth on Schedule 7(c) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its securityholders.

                  (d) Piggy-Back Registrations. Except as otherwise set forth in the Purchase Agreement or any secondary offering within 120 days of the Closing Date, if at any time the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such holder requests to be registered, except that if, in connection with any Underwritten Offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution of securities covered thereby, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities for to which such holder has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the holders seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such registration statement; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in such registration statement. No right to registration of Registrable Securities under this Section shall be construed to limit any registration otherwise required hereunder.

                  (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

                  If to the Company:               PlayNet Technologies, Inc.
                                                   152 West 57th Street
                                                   29th Floor
                                                   New York, New York  10019
                                                   Facsimile No.: (212) 586-1652
                                                   Attention: Schmuel Cohen
                  with copies to:                 Philip K. Yachmetz
                                                  Attorney At Law
                                                  7 North Koewing Place
                                                  West Orange, NJ 07052-9333
                                                  Facsimile No.: (201) 243-9333

                  If to the Purchaser             Southbrook International
                                                   Investments, Ltd.
                                                  c/o Trippoak Advisors, Inc.
                                                  630 Fifth Avenue
                                                  Suite 2000
                                                  New York, NY  10111
                                                  Facsimile No.:  (212) 332-3256
                                                  Attn: Robert L. Miller

                  with copies to:                 Robinson Silverman Pearce
                                                  Aronsohn & Berman LLP
                                                  1290 Avenue of the Americas
                                                  New York, NY  10104
                                                  Facsimile No.:  (212) 541-4630
                                                  Attn:  Eric L. Cohen


                  If to any other Person who is then the registered Holder:

                                                  To the address of such Holder
                                                  as it appears in the stock
                                                  transfer books of the Company

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The Purchaser may assign its rights hereunder in the manner and to the Persons as permitted hereunder and under the Purchase Agreement.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (i) Governing Law; Submission to Jurisdiction;. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York (collectively, the "New York") in respect of any Proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. The Company irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the company in any other jurisdiction.

                  (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (m) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Purchaser or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (n) Assignment of Registration Rights. The rights of the Purchaser hereunder, including the right to have the Company register for resale the Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by the Purchaser to any assignee or transferee of all or a portion of the Convertible Debentures, the Warrant or the Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Purchaser's (and to subsequent) successors and assigns.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           PLAYNET TECHNOLOGIES, INC.



                                           By: _____________________________
                                               Name: Glenn P. Sblendorio
                                               Title: Executive Vice President


                                           SOUTHBROOK INTERNATIONAL
                                            INVESTMENTS, LTD.



                                           By: _____________________________
                                               Name: Kenneth L. Henderson
                                               Title: Assistant Secretary

                                  Schedule 7(c)

                  [To be provided by Company prior to closing]

                                                                       EXHIBIT E


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                           PLAYNET TECHNOLOGIES, INC.

                                     WARRANT

                              Dated August 20, 1997


         PlayNet Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Southbrook International Investments, Ltd., or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 800,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $5.25 per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including August 20, 2002 (the "Expiration Date"), and subject to the following terms and conditions:

                  1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

                  2. Registration of Transfers and Exchanges.

                     (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                     (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

                  3. Duration and Exercise of Warrants.

                     (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:30 P.M., New York time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

                     (b) Subject to Sections 2(b), 4 and 9, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its office at 152 West 57th Street, New York, NY 10019 Attention: Chief Executive Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by applicable law. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

                     A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                     (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

                  4. Demand Registration. At any time during the term of this Warrant when the Warrant Shares are not registered pursuant to an effective registration statement, the Holder may make a written request for the registration under the Securities Act of 1933, as amended, (a "Demand Registration") of all or any part of the Warrant Shares (the "Registrable Securities"), and the Company shall use its best efforts to effect such Demand Registration as promptly as possible, but in any case within 90 days thereafter. Any request for a Demand Registration shall specify the aggregate number of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. The right to cause a registration of the Registrable Securities under this Section 4 shall be limited to two such registration. In any registration initiated as a Demand Registration, the Company will pay all registration expenses in connection therewith. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the

Securities and Exchange Commission and maintained continuously effective for a period of at least 360 days or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration, provided, however that any days on which such registration statement is not effective or on which the Holder is not permitted by the Company or any governmental authority to sell Warrant Shares under such registration statement shall not count towards such 360 day period.

                  5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.


                  6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.


                  7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

                  8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                     (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other class of capital stock and not the Common Stock) payable in shares of the Common Stock, (ii) subdivide outstanding shares of the Common Stock into a larger number of shares, or (iii) combine outstanding shares of the Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                     (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of securities or property that such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange, subject to continuing adjustment as set forth herein (except that such adjustment, if any, should be in regard of the new entity or reclassified securities). The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

                     (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the Warrants then outstanding.

                     (d) If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock to all holders of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and

(B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

                     (e) For the purposes of this Section 8, the following clauses shall also be applicable:

                         (i) Record Date. In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of the Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (ii) Treasury Shares. The number of shares of the
Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of the Common Stock.

                     (f) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                     (g) Whenever the Exercise Price is adjusted pursuant to
Section 8(c) above, the Company, after receipt of the determination by the Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each Appraiser. The Company shall promptly mail or cause to be mailed to each Holder, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above. All determinations with respect to adjustments by the Company hereunder shall be made by the Board of Directors in good faith.

                           (h)      If:

                                    (i)                    the Company shall
                                                           declare a dividend
                                                           (or any other
                                                           distribution) on its
                                                           Common Stock; or



                                    (ii)                   the Company shall
                                                           declare a special
                                                           nonrecurring cash
                                                           dividend on or a
                                                           redemption of its
                                                           Common Stock; or



                                    (iii)                  the Company shall
                                                           authorize the
                                                           granting to all
                                                           holders of the
                                                           Common Stock rights
                                                           or warrants to
                                                           subscribe for or
                                                           purchase any shares
                                                           of capital stock of
                                                           any class or of any
                                                           rights; or



                                    (iv)                   the approval of any
                                                           stockholders of the
                                                           Company shall be
                                                           required in
                                                           connection with any
                                                           reclassification of
                                                           the Common Stock of
                                                           the

                                                            Company, any
                                                            consolidation or
                                                            merger to which the
                                                            Company is a party,
                                                            any sale or transfer
                                                            of all or
                                                            substantially all of
                                                            the assets of the
                                                            Company, or any
                                                            compulsory share
                                                            exchange whereby the
                                                            Common Stock is
                                                            converted into other
                                                            securities, cash or
                                                            property; or

                                     (v)                    the Company shall
                                                            authorize the
                                                            voluntary
                                                            dissolution,
                                                            liquidation or
                                                            winding up of the
                                                            affairs of the
                                                            Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

                  10. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to PlayNet Technologies, Inc., 152 West 57th Street, New York, New York 10019, Attention: Chief Executive Officer, or to facsimile no. (212) 586-1652 or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 10.

                  11.      Warrant Agent.

                           (a) The Company shall serve as warrant agent under
this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

                           (b) Any corporation into which the Company or any new
warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

                  12.      Miscellaneous.

                           (a) This Warrant shall be binding on, and inure to
the benefit of, the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

                           (b) Subject to Section 12(a), above, nothing in this
Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

                           (c) This Warrant shall be governed by and construed
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                           (d) The headings herein are for convenience only, do
not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                           (e) In case any one or more of the provisions of this
Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                              PLAYNET TECHNOLOGIES, INC.



                                              By:______________________________
                                                       Name:
                                                       Title:

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To PlayNet Technologies, Inc.:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock ("Common Stock"), $.0021 par value per share, of PlayNet Technologies, Inc. and encloses herewith $________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                               PLEASE INSERT SOCIAL SECURITY OR
                                               TAX IDENTIFICATION NUMBER
                                               ________________________________

________________________________________________________________________________

                         (Please print name and address)
________________________________________________________________________________

________________________________________________________________________________


         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

________________________________________________________________________________

Dated:__________________, ____  Name of Holder:


                                (Print)_________________________________________

                                (By:)  _________________________________________
                                (Name:)
                                (Title:)
                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of PlayNet Technologies, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of PlayNet Technologies, Inc. with full power of substitution in the premises.

Dated:

_________________, _____


                                _______________________________________________
                                (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                _______________________________________________
                                Address of Transferee

                                _______________________________________________

                                _______________________________________________



In the presence of:


______________________

                                    AGREEMENT

                  Agreement, dated as of May 20, 1997 (the "Agreement"), between PlayNet Technologies, Inc., a Delaware corporation (the "Company"), and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("Southbrook").

                  WHEREAS, the Company and Southbrook are entering into a Convertible Debenture Purchase Agreement (the "Purchase Agreement") pursuant to which the Company will issue and sell to Southbrook and Southbrook will acquire certain of the Company's Convertible Debentures (the "Debentures").

                  WHEREAS, the purchase price of the Debentures is $3,600,000 (the "Purchase Price").

                  WHEREAS, in connection with the Purchase Agreement, certain of the Company's shareholders have entered into Lock-Up Agreements with Southbrook (the "Lock-Up Agreements").

                  WHEREAS, Ron Borta, a shareholder of the Company, has not delivered a Lock-Up Agreement to Southbrook.

                  WHEREAS, the Company has agreed to use its best efforts to obtain a Lock-Up Agreement from Ron Borta by June 30, 1997 in the event that the Company's registration statement on Form S-1 (the "S-1 Registration Statement") is not declared effective by the Securities and Exchange Commission prior to June 20, 1997.

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  1. The Company acknowledges the receipt of executed copies of the Lock-Up Letters from each of Shmuel Cohen, Castellon Ltd., N.Y. Holdings, Ltd and KF Chemical Co. Inc. (collectively, the "Shareholders") to Southbrook pursuant to which each of the Shareholders have agreed not to sell, offer to sell, grant any option for the sale of, assign, transfer, loan, pledge, hypothecate, or otherwise encumber or dispose of any legal or beneficial interest in any shares of common stock, par value $.001 per share, of the Company (the "Common Stock") such Shareholder beneficially owns for a period commencing on the date hereof until the earlier of (i) the date the Company pays the full repayment price to Southbrook pursuant to Section 6(a) of the Debentures, or (ii) 180 days after the Securities and Exchange Commission declares effective the registration statement on Form S-3 covering the resale of the shares of Common Stock into which the Debentures are convertible.

                  2. The Company represents and warrants that it shall use its best efforts to obtain a Lock-Up Agreement from Ron Borta, in the form annexed hereto as Exhibit "A", by June 30, 1997 in the event that the S-1 Registration Statement is not declared effective by the Commission on or prior to June 20, 1997.

                  3. The Company acknowledges that Southbrook is holding back $250,000 of the Purchase Price (the "Hold Back Amount") because Ron Borta has not delivered to Southbrook a

Lock-Up Agreement and the Company agrees that such hold back shall not constitute a default by Southbrook under the Purchase Agreement.

                  4. Southbrook represents and warrants that it shall pay the Hold Back Amount upon the earliest of (i) the date the S-1 Registration Statement is declared effective by the Commission, (ii) the date Southbrook receives a Lock-Up Agreement from Ron Borta as described in paragraph 2 above or
(iii) the date on which Southbrook no longer holds any Debentures.

                  5. Each of the Company and Southbrook hereby represent and warrant to the other that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part and, when executed and delivered, this Agreement shall have been validly executed and delivered by it and shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                  6. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  7. No amendment of this letter agreement shall be binding unless in a writing executed by each party hereto. Any provisions of this Agreement may be waived at any time in a writing signed by the party which is entitled to the benefits of the provisions so waived. No waiver of any of provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  8. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.


                                    PLAYNET TECHNOLOGIES, INC.


                                     By:________________________________
                                        Glenn P. Sblendorio
                                        Executive Vice President


                                     SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.


                                     By:________________________________
                                        Kenneth L. Henderson
                                        Assistant Secretary





                                       -3-